PROSPECTUS SUPPLEMENT (To Prospectus Dated May 4, 2015)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-203353

1,423,877 Shares

The ExOne Company

Common Stock

We are offering 1,423,877 shares of our common stock directly to the investor in this offering at a price of $9.13 per share. We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be approximately $13.0 million. We estimate that our total expenses of this offering will be approximately $0.6 million.

Our common stock is listed for trading on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “XONE.” On January 8, 2016, the last reported sale price of our common stock on NASDAQ was $8.63 per share.

Investing in our securities involves significant risks. Before buying shares of our common stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 5 of this prospectus supplement, in the documents incorporated by reference into this prospectus supplement, and under the caption “Risk Factors ” on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the shares will be made on or about January 13, 2016.

The date of this prospectus supplement is January 11, 2016.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $150 million, of which this offering is a part. As of the date of this prospectus supplement, we have not sold any securities under the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have prepared is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have registrations in the United States for the following trademarks: EXONE, EXTEC, LUXCELIS, M-FLEX, ORION, PROFILEVIEW, and S MAX. We also have applications for registration pending for the following trademarks: EXCAST, EXERIAL, EXMAL, X1 ExOne Digital Part Materialization (plus design), INNOVENT, M-PRINT, S-MAX, S-MAX+, S-PRINT, X1, and X1-LAB. We also have registrations for EXONE in China, Europe (Community Trade Mark), Japan, and South Korea, and an application for registration pending in Canada for that trademark. We have registrations for X1 ExOne Digital Part Materialization (plus design) in China, Europe (Community Trade Mark), and South Korea, and applications for registration pending in Brazil and Canada for that mark. We have a registration for the mark X1 pending in Europe (Community Trade Mark). We have a registration for the mark EX-1 in Europe (Community Trade Mark). We have registrations for a stylized form of X1 in Europe (Community Trade Mark) and South Korea. We have registrations for DIGITAL PART MATERIALIZATION in Japan and South Korea. We have an application for registration in Germany for the trademark S-MAX. We have applications for registration pending in Europe (Community Trade Mark) for the trademarks M-FLEX, EXERIAL, and INNOVENT. We also have a registration in Canada for the trademark LUXCELIS. Additionally, in March 2014 we acquired the trade names for Machin-A-Mation Corporation (“MAM”) and MWT — Gesellschaft für Industrielle Mikrowellentechnik mbH (“MWT”). This prospectus supplement and the accompanying prospectus contains trademarks, service marks and trade names’ of other companies, which are the property of their respective owners. Solely for convenience, marks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these marks and trade names. Third-party marks and trade names used herein are for nominative informational purposes only and their use herein in no way constitutes or is intended to be commercial use of such names and marks. The use of such third-party names and marks in no way constitutes or should be construed to be an approval, endorsement or sponsorship of us, or our products or services, by the owners of such third-party names and marks.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “Company,” “ExOne,” “we,” “us,” and “our” refer to The ExOne Company, a Delaware corporation, and its subsidiaries on a consolidated basis.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain “forward-looking statements” within the meaning of Private Securities Litigation Reform Act with respect to our future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may”. We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in our annual, quarterly and current reports and those identified elsewhere in this prospectus supplement, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance:

•	timing and length of sales of machines;

•	risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine;

•	our ability to qualify more industrial materials in which we can print;

•	the availability of skilled personnel;

•	the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances;

•	our strategy, including the expansion and growth of our operations;

•	the impact of loss of key management;

•	our plans regarding increased international operations in additional international locations;

•	sufficiency of funds for required capital expenditures, working capital, and debt service;

•	the adequacy of sources of liquidity;

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expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook;

•	demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products;

•	the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments;

•	liabilities under laws and regulations protecting the environment;

•	the impact of governmental laws and regulations;

•	operating hazards, war, terrorism and cancellation or unavailability of insurance coverage;

•	the effect of litigation and contingencies;

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•	the impact of disruption of our manufacturing facilities or Production Service Centers (“PSCs”);

•	the adequacy of our protection of our intellectual property;

•	material weaknesses in our internal control over financial reporting;

•	impact of customer specific terms in machine purchase agreements on the period in which we recognize revenue; and

•	impact of market conditions and other factors on the carrying value of long-lived assets.

These and other important factors, including those discussed under “Risk Factors” in this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement, may cause our actual results of operations to differ materially from any future results of operations expressed or implied by the forward looking statements contained in this prospectus supplement. Before making a decision to purchase our common stock, you should carefully consider all of the factors identified in this prospectus supplement that could cause actual results to differ from these forward looking statements.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein.

Company Overview

We are a global provider of three dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers. Our business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for our customers using our installed base of 3D printing machines. We offer pre-production collaboration and print products for customers through our nine PSCs, which are located in the United States, Germany, Italy, Sweden and Japan. We build 3D printing machines at our facilities in the United States and Germany. We also supply the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of our machines to print products. We believe that our ability to print in a variety of industrial materials, as well as our industry-leading printing capacity (as measured by build box size and print head speed) uniquely position us to serve the needs of industrial customers.

Corporate Information

Our principal executive offices are located at 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, and our telephone number is (724) 863-9663. Our corporate website address is www.exone.com. The information contained on, or accessible from, our corporate website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be a part of this prospectus supplement or the accompanying prospectus or in deciding whether to purchase our securities.

THE OFFERING

Issuer	The ExOne Company

Common stock offered by us	1,423,877 shares

Common stock outstanding immediately after this offering	15,948,514 shares

Plan of distribution includes an entity controlled by our Chairman and CEO	We are offering an aggregate of 1,423,877 shares of our common stock directly to Rockwell Forest Products, Inc., a Pennsylvania corporation (“Rockwell”) at a price of $9.13 per share, which is equal to the per share market price of our common stock at the close of business on January 8, 2016, plus a $0.50 premium. Rockwell is controlled by S. Kent Rockwell (“Mr. Rockwell”), our Chairman and Chief Executive Officer. As a result, Mr. Rockwell’s beneficial ownership of our outstanding common stock on completion of the offering will be 28.8% (4,589,004 shares of our common stock), a 7.0% increase from his 21.8% beneficial ownership (3,165,127 shares of our common stock) immediately prior to closing.

Termination of revolving credit facility	A committee comprised solely of certain of the independent directors of our board of directors has determined to terminate the $15 million, five-year revolving credit facility between us and RHI Investments, LLC

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(also an entity controlled by Mr. Rockwell). We do not have any outstanding indebtedness under the revolving credit facility and termination will eliminate the requirement to incur a commitment fee on the unused portion of the revolving credit facility. We can terminate the revolving credit facility at any time without penalty or additional fees.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 8 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus supplement.

Listing	Our common stock is listed on NASDAQ under the symbol “XONE.”

Agreement not to sell shares for 180 days	Pursuant to the terms of the subscription agreement, the investor has agreed not to sell any shares of our common stock that the investor owns (including any shares purchased in this offering) for a period of 180 days from the closing of this offering.

Standstill agreement limiting the share ownership of Mr. Rockwell and his affiliates for 180 days	Pursuant to the terms of the subscription agreement, Mr. Rockwell has agreed that for a period of 180 days following the closing of this offering, Mr. Rockwell and his affiliates will not acquire equity, debt or equity-linked securities of the Company if, following such acquisition, Mr. Rockwell and his affiliates collectively would beneficially own more than thirty percent (30.0%) of the common stock of the Company.

Dividend policy	To date, we have never declared a cash dividend on our common stock and our board of directors has no plans to do so in the future.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as modified and supplemented by “Risk Factors” in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, and the risk factors and other information contained in this prospectus supplement and the accompanying prospectus before acquiring any of such securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any such risks. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to Our Common Stock and This Offering

We have broad discretion as to the use of the net proceeds from this securities offering and may not use them effectively.

We cannot specify with certainty how we will use the net proceeds from this securities offering. Our management has broad discretion in the application of the net proceeds, and we may use these proceeds in ways

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with which you may disagree or for purposes other than those contemplated at the time of the offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

The market price of our common stock may fluctuate significantly.

The market price of our common stock has been and is expected to continue to be highly volatile and may be significantly affected by numerous factors, including the risk factors described in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement as well as other factors which are beyond our control and may not be directly related to our operating performance. These factors include:

•	Failure to meet our targeted revenues and gross margin;

•	Significant volatility in the market price and trading volume of securities of companies in our sector, which is not necessarily related to the operating performance of these companies;

•	The mix of products that we sell, and related services that we provide, during any period;

•	Delays between our expenditures to develop and market new products and the generation of sales from those products;

•	Changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

•	Changes in our expenditures to promote our products and services;

•	Changes in the cost of satisfying our warranty obligations and servicing our installed base of systems;

•	Success or failure of research and development projects of us or our competitors;

•	Announcements of technological innovations, new solutions or enhancements or strategic partnerships or acquisitions by us or one of our competitors;

•	The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	The general tendency towards volatility in the market prices of shares of companies that rely on technology and innovation;

•	Changes in regulatory policies or tax guidelines;

•	Changes or perceived changes in earnings or variations in operating results;

•	Any shortfall in revenue or earnings from levels expected by investors or securities analysts;

•	The market’s reaction to our reduced disclosure as a result of being an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012;

•	Threatened or actual litigation;

•	Changes in our senior management; and

•	General economic trends and other external factors.

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We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Therefore, if our share price does not appreciate, our investors may not gain and could potentially lose on their investment in our shares.

We have never declared or paid cash dividends on our common stock, nor do we anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our shares will be investors’ sole source of gain for the foreseeable future.

The right of shareholders to receive liquidation and dividend payments on our common stock is junior to the rights of holders of existing and future indebtedness and to any other senior securities we may issue in the future.

Shares of common stock are equity interests in the Company and do not constitute indebtedness. This means that the shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock, if any. Our board of directors is authorized to issue classes or series of preferred stock in the future without any action on the part of our common shareholders.

Raising additional capital by issuing securities may cause dilution to our stockholders.

We may need or desire to raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in capturing a larger portion of the industrial products production market;

•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our products;

•	The costs of preparing, filing, and prosecuting patent applications, maintaining and enforcing our issued patents, and defending intellectual property-related claims;

•	The extent to which we acquire or invest in businesses, products, or technologies and other strategic relationships; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

Except as discussed in the “Plan of Distribution” below, we are not restricted from issuing additional common stock or preferred stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock. In future offerings, we may sell shares or other securities at a price per share that is less than the price per share paid by investors in this offering. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current common shareholders. The issuance of additional shares of common stock or securities convertible into our common stock will dilute the ownership interest of our existing common shareholders. In addition, the issuance of shares of our common stock under our 2013 Equity Incentive Plan (the “Plan”) or under our shelf registration statement on Form S-3, File No. 333-203353, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. Further, future sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

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Our independent registered public accounting firm may conclude that there is substantial doubt regarding our ability to continue as a going concern.

Regardless of the amount of the net proceeds that we receive from this offering, our independent registered public accounting firm may conclude, in connection with the audit of our consolidated financial statements for the year ended December 31, 2015, or any other subsequent period, that there is substantial doubt regarding our ability to continue as a going concern. If our independent registered public accounting firm issues a “going concern” opinion, it could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. If we fail to raise sufficient additional capital, we will not be able to completely execute our business plan. As a result our business would be jeopardized and the Company may not be able to continue. If we ceased operations, it is likely that purchasers of our common stock would lose their entire investment.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 1,423,877 shares of common stock will be approximately $12.4 million after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Our management will have broad discretion in the application of the net proceeds of this offering. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

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DILUTION

Dilution is the amount by which the offering price paid by the purchaser of the common stock to be sold in this offering will exceed the net tangible book value per share of common stock after this offering. If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2015 was $89.4 million, or $6.16 per share of our common stock.

After giving effect to the sale of 1,423,877 shares of our common stock in this offering at the offering price of $9.13 per share, after deducting estimated offering expenses payable by us, our net tangible book value, which we refer to as our pro forma net tangible book value, as of September 30, 2015, would have been approximately $101.8 million, or $6.38 per share of our common stock.

This amount represents an immediate dilution in our pro forma net tangible book value of $2.75 per share to our new investor purchasing shares of our common stock at the offering price. We calculate dilution per share to our new investor by subtracting the pro forma net tangible book value per share from the offering price paid by our new investor. The following table illustrates the dilution to our new investor on a per share basis:

Offering price per share		$9.13
Net tangible book value per share at September 30, 2015	$6.16
Increase per share attributable to our new investor	$0.23

Pro forma net tangible book value per share at September 30, 2015 after this offering		$6.38

Dilution per share to our new investor		$2.75

The table below sets forth, as of January 8, 2016, the number of shares of our common stock issued, the total consideration paid and the average price per share paid by our existing stockholders and our new investor in this offering and the issuance of 1,423,877 shares of common stock in this offering at the offering price of $9.13 per share, before deducting our estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	14,524,637	91.1%	$196,589,116	93.8%	$13.53
New investor	1,423,877	8.9%	$12,999,997	6.2%	$9.13

Total	15,948,514	100.0%	$209,589,115	100.0%	$13.14

The discussion and dilution table above are based on 14,524,637 shares of our common stock outstanding (prior to giving effect to the offering) as of September 30, 2015 and excludes as of that date:

(i) 1,649,910 shares of common stock reserved for issuance under the Plan. The Plan provides for automatic increases in the reserve available annually on January 1 from 2014 through 2023 equal to the lesser of (i) 3.0% of the total outstanding shares of common stock as of December 31 of the immediately preceding year or (ii) a number of shares of common stock determined by our board of directors, provided that the maximum number of shares authorized under the Plan will not exceed 1,992,242 shares, subject to certain adjustments.

(ii) Options to certain employees to purchase 204,470 shares of common stock issuable upon exercise of outstanding options as of September 30, 2015, at a weighted average exercise price of $17.43 per share, which options vest in equal annual installments over three years from the date of grant.

(iii) Any additional shares available for issuance under our Registration Statement on Form S-3, File No. 333-203353. After the issuance of the shares under this offering, the approximate aggregate value of all shares available for issuance by us is $137.0 million, which, based upon the last reported sales price of our common stock on NASDAQ on January 8, 2016 is equal to 15,874,855 shares or our common stock.

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PLAN OF DISTRIBUTION

We are offering an aggregate of 1,423,877 shares of our common stock under this prospectus supplement and the accompanying prospectus directly to Rockwell at a price of $9.13 per share, which is equal to the per share market price of our common stock at the close of business on January 8, 2016, plus a $0.50 premium. Rockwell is controlled by Mr. Rockwell, our Chairman and Chief Executive Officer.

The shares were offered directly to Rockwell without a placement agent, underwriter, broker or dealer.

We have entered into a subscription agreement, dated as of January 10, 2016, with Rockwell for the full amount of the offering. The subscription agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information”.

Our obligation to issue and sell shares to Rockwell is subject to the conditions set forth in the subscription agreement. Rockwell’s obligation to purchase shares is subject to conditions set forth in the subscription agreement as well.

We expect that the sale of the 1,423,877 shares will be completed on or about January 13, 2016. We estimate the total expenses of this offering which will be payable by us will be approximately $0.6 million.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Our common stock is traded on NASDAQ under the symbol “XONE.”

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by McGuireWoods LLP of Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2014, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, were audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our web site address is www.exone.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

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We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.exone.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 26, 2015;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on June 12, 2015, August 10, 2015 and November 9, 2015, respectively;

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our Current Reports on Form 8-K filed with the SEC on, March 13, 2015, May 8, 2015, May 15, 2015, October 27, 2015, January 8, 2016 and January 11, 2016 (excluding all information furnished in such reports under Items 2.02, 7.01 or 9.01); and

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the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 4, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: The ExOne Company, Attn: Executive Vice President, Chief Legal Officer and Corporate Secretary, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, or you may call us at (724) 863-9663.

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Filed pursuant to Rule 424(b)(3)

Registration No. 333-203353

PROSPECTUS

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

(724) 863-9663

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $150,000,000, in the aggregate, of an indeterminate number of the securities identified above from time to time in one or more offerings. We may offer these securities separately or as units, which may include combinations of the securities. This prospectus provides you with a general description of the securities. Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a wholly-owned subsidiary of The ExOne Company.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The NASDAQ Global Market under the symbol “XONE.” On May 1, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $13.44 per share.

Investing in our securities involves risks. See the “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf registration process.” By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a wholly-owned subsidiary of The ExOne Company. Any such guarantees will be full and conditional, joint and several, and will be described in the applicable prospectus supplement for the debt securities to which such guarantees relate.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “ExOne,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The ExOne Company and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

Our Company

We are a global provider of three dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers. Our business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for our customers using our installed base of 3D printing machines. We offer pre-production collaboration and print products for customers through our eight production service centers (“PSCs”), which are located in the United States, Germany, Italy and Japan. We build 3D printing machines at our facilities in the United States and Germany. We also supply the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of our machines to print products. We believe that our ability to print in a variety of industrial materials, as well as our industry-leading printing capacity (as measured by build box size and print head speed) uniquely position us to serve the needs of industrial customers.

Corporate Information

Our principal executive offices are located at 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642, and our telephone number is (724) 863-9663. Our corporate website address is www.exone.com. The information contained on, or accessible from, our corporate website is not part of this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges for ExOne and its consolidated subsidiaries for the periods indicated (in thousands):

	Fiscal Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	(A)	(A)	(A)	(A)	(A)

(A)	A deficiency of earnings to cover fixed charges of $21,684, $5,947, $8,693, $6,586 and $4,982 exists for 2014, 2013, 2012, 2011 and 2010, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings represent loss before income taxes and fixed charges. Fixed charges consist of interest expense and the amount representative of interest factor in rents. For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to our future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in our reports and those identified elsewhere in this prospectus, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance:

•	timing and length of sales of machines;

•	risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine;

•	our ability to qualify more industrial materials in which we can print;

•	the availability of skilled personnel;

•	the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances;

•	our strategy, including the expansion and growth of our operations;

•	the impact of loss of key management;

•	our plans regarding increased international operations in additional international locations;

•	sufficiency of funds for required capital expenditures, working capital, and debt service;

•	the adequacy of sources of liquidity;

•

expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook;

•	demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products;

•	the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments;

•	liabilities under laws and regulations protecting the environment;

•	the impact of governmental laws and regulations;

•	operating hazards, war, terrorism and cancellation or unavailability of insurance coverage;

•	the effect of litigation and contingencies;

•	the impact of disruption of our manufacturing facilities or PSCs;

•	the adequacy of our protection of our intellectual property; and

•	material weaknesses in our internal control over financial reporting.

These and other important factors, including those discussed under “Risk Factors” in this prospectus, may cause our actual results of operations to differ materially from any future results of operations expressed or implied by the forward looking statements contained in this prospectus. Before making a decision to purchase our common stock, you should carefully consider all of the factors identified in this prospectus that could cause actual results to differ from these forward looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, debt repayment or acquisitions. Our management will retain broad discretion in the allocation of the net proceeds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act” in this prospectus, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A, rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.01 per share, and

•	50,000,000 shares of preferred stock, par value $0.01 per share.

As of March 20, 2015, we had approximately 14,521,137 shares of common outstanding, which were held of record by 20 stockholders. No shares of preferred stock are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as and when declared by our Board of Directors. All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar of Common Stock

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our certificate of incorporation, our Board of Directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Our Board of Directors can also determine the number of shares of each class or series and the rights, preferences and limitations of each class or series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each class or series and the terms and conditions of issue. Prior to the issuance of shares of each class or series, our Board of Directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and non-assessable and will not have any preemptive or similar rights. Our Board of Directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Anti-Takeover Provisions

Several of the provisions in our certificate of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and could make it more difficult to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise. In addition, Delaware law imposes certain restrictions regulating corporate takeovers. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

No Cumulative Voting. The holders of our common stock are not entitled to cumulate their votes for the election of one or more directors or for any other purpose.

Removal of Directors. No director may be removed except for cause, and directors may be removed for cause only by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors, voting together as a single class. Any vacancy occurring on our Board of Directors and any newly created directorship may be filled only by a majority of the remaining directors in office. This provision may only be amended by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Special Stockholder Meetings. Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called only by the chairman of our Board of Directors or by a majority of the directors. Our certificate of incorporation and our bylaws specifically deny the power of any other person to call a special meeting; provided, however, that special meetings of the stockholders shall be called by our Board of Directors upon written request to the Secretary of the Company by one or more stockholders of the Company holding shares representing in the aggregate not less than 20% of the total number of votes entitled to be cast on the matter or matters to be brought before the proposed special meeting. This provision may only be amended by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Stockholder Action by Written Consent. Our certificate of incorporation provides that holders of our common stock are not able to act by written consent without a meeting, unless such consent is unanimous. This provision may only be amended by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Issuance of Undesignated Preferred Stock. Our certificate of incorporation provides our Board of Directors with the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors.

Stockholder Advance Notice Provisions. Our bylaws impose procedural requirements for stockholders who wish to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders.

Exclusive Forum Bylaw. Our bylaws provide that a state court in the State of Delaware (or, if no state court located in Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

Delaware Business Combination Statute. We are governed by the provisions of Section 203 of the DGCL, which regulates corporate takeovers. With limited exceptions, Section 203 prevents an “interested stockholder,”

which is defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the Board of Directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation and stock owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Our debt securities may be guaranteed by one or more of the co-registrants, each of which is a wholly-owned subsidiary of The ExOne Company. Any such guarantees will be full and conditional, joint and several, and will be described in the applicable prospectus supplement for the debt securities to which such guarantees relate.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “The ExOne Company,” “ExOne,” “we,” “our” or “us” refer to The ExOne Company, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on a particular series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Subsidiary Guarantors

One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term “subsidiary guarantors” with respect to a series of debt securities refers to our subsidiaries that guaranty such series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors. (Section 10.1)

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (DTC or the Depositary) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than ExOne) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or ExOne and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of ExOne; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. (Section 7.5) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. (Section 9.2) We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same tunes as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 11.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of ExOne.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file the unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.exone.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or deemed to be a part of this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. Unless we otherwise specifically state, we are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including stock performance graphs or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 26, 2015.

•	Current Report on Form 8-K filed with the SEC on March 13, 2015.

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 4, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The ExOne Company

127 Industry Boulevard,

North Huntingdon, Pennsylvania 15642

Attention: Chief Legal Officer and Corporate Secretary

Telephone number: (724) 863-9663

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

LEGAL MATTERS

McGuireWoods LLP, Pittsburgh, Pennsylvania will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of ExOne. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2014, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, were audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.